EXHIBIT 10.2

                       SHARE PURCHASE AGREEMENT


MEMORANDUM OF AGREEMENT made as of the 30th day of September, 1998.


BETWEEN:

     Wayne Loftus, Frank Denis, Mike Jenks, Stan Polson and Gil Rahier c/o #370 - 444 Victoria Street
     Prince George, B.C.   CANADA
     (hereinafter referred to as the "Vendors")

                                                      OF THE FIRST PART

AND:

     Forest Glade International Inc., a corporation incorporated pursuant to the laws of the State of Nevada with its records office at 7631 Bermuda Road, Las Vegas, Nevada, U.S.A., 89123 (hereinafter referred to as the "Purchaser")

                                                     OF THE SECOND PART

AND:

     Forest Glade Properties Inc., a corporation incorporated pursuant to the laws of the Province of British Columbia with its principal office at 444 Victoria Street, Suite 370, Prince
     George, B.C., CANADA
     (hereinafter referred to as "Forest Glade")

                                                      OF THE THIRD PART

WHEREAS:

A.   The Vendors are the owners of all the outstanding shares in Forest
     Glade.

B. The Purchaser has agreed with the Vendors to purchase all 120 Class A shares in Forest Glade in exchange for shares in the Purchaser.


THIS AGREEMENT WITNESSETH that in consideration of the covenants, agreement, warranties and payments herein set out and provided for, the parties hereby respectively covenant and agree as follows:

1.   PURCHASED SHARES

     Subject to the terms and conditions hereof, the Vendors covenant and agree to sell, assign, and transfer to the Purchaser, and the Purchaser covenants and agrees to purchase from the Vendors all (and not less than all) of the issued and outstanding shares in the capital stock of Forest Glade (the "Purchased Shares") for the purchase price (the "Purchase Price") payable as set out in Article 2 hereof.

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2.   PURCHASE PRICE

     (1) The Purchase Price shall be 7,700,000 Class A Common voting shares of the Purchaser at $0.01 U.S. per share.

     (2) The Purchase Price shall be transferred to the Vendors at the Closing.

     (3) The Closing of this transaction shall take place on November 17, 1998 (the "Closing Date").


3.   REPRESENTATIONS AND WARRANTIES OF THE VENDORS

     The Vendors covenant, represent and warrant as follows:

     (1) As of the date hereof, and as of the Closing Date, and the Vendors acknowledge that the Purchaser is relying upon such covenants, representations and warranties in connection with the purchase by the Purchaser of the Purchased Shares.

     (2) The number of shares in Forest Glade that have been duly issued for valuable consideration are 120 Class A.

     (3)  (a)  The shareholders of record are as follows:

               Wayne Loftus 20; Frank Denis 40; Mike Jenks 20; Stan Polson 20; and Gil Rahier 20 = 120 Class A

          (b) The shareholders of the Purchaser after the exchange of 120 Class A shares are as follows:

               Wayne Loftus - 1,283,333; Frank Denis - 2,566,668; Mike Jenks - 1,283,333; Stan Polson - 1,283,333; Gil Rahier - 1,283,333 = 7,700,000

     (4) No person, firm or corporation has any agreement or option or any right (whether by law, pre-emptive or contractual and including convertible securities, warrants or convertible obligations of any nature) for the purchase or the issue of either the Purchased Shares or any unissued shares in the capital stock of Forest Glade.

     (5) The entering into of this agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating documents or by-laws of the Vendors or of any indenture or other agreement, written or oral, to which the Vendors may be a party.

     (6) This agreement has been duly executed and delivered by the Vendors and is a valid and binding obligation of the Vendors enforceable in accordance with its terms.

     (7) The Vendors are non-resident within the meaning of the International Revenue Code of the United States.

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     (8)  To the Vendor's knowledge, there are no existing or threatened legal actions or claims against Forest Glade.

     (9) The audited financial statements of Forest Glade dated September 30, 1998, a copy of which is attached hereto as "Schedule A", fairly represent the financial position of Forest Glade as at the dates indicated.


6.   COVENANTS OF THE VENDORS

     The Vendors covenant and agree that on or before the Closing Date, it will do, or will cause to be done, all necessary steps and proceedings to permit all of the Purchased Shares to be duly and regularly transferred to the Purchaser.


7.   COVENANTS OF THE PURCHASER

     The Purchaser covenants and agrees that on or before the Closing Date, it will do, or will cause to be done, all necessary steps and proceedings to permit all of the shares of the Purchaser being given to the Vendors to be duly and regularly transferred to the Vendors.


8.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     The representations and warranties of the Vendors and Purchaser contained in this agreement, and contained in any document or certificate given pursuant hereto, shall survive the closing of the purchase and sale of the Purchased Shares herein provided for, for a period of two years from the Closing Date.


9.   ENTIRE AGREEMENT

     This agreement constitutes the entire agreement between the parties hereto. There are not, and shall not be, any verbal statements, representations, warranties, undertakings or agreements between the parties hereto, and this agreement may not be amended or modified in any respect except by written instrument signed by the parties hereto.


10.  PROPER LAW OF CONTACT

     This agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada.


11.  BENEFIT AND BINDING NATURE OF THE AGREEMENT

     This agreement shall enure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

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FOREST GLADE INTERNATIONAL, INC.             FOREST GLADE PROPERTIES, INC.



/s/WAYNE LOFTUS                              /s/WAYNE LOFTUS


/s/MIKE JENKS                                /s/FRANK DENIS


/s/GIL RAHIER                                /s/STAN POLSON









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